                                                                    Exhibit 99.1


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                                                                    NEWS RELEASE
For Immediate Release


          NCO GROUP AND RMH TELESERVICES SIGN AMENDED MERGER AGREEMENT

HORSHAM, PA, and NEWTOWN SQUARE, PA, January 22, 2004 - NCO Group, Inc.
("NCO") (Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, and RMH Teleservices, Inc. ("RMH") (Nasdaq: RMHT), a provider of customer relations management services, announced today that they have revised their previously announced merger agreement by which NCO will acquire RMH.

The transaction is subject to a collar arrangement. Under the amended merger agreement, RMH shareholders will receive 0.2150 of NCO common stock for each RMH share, as long as NCO's stock price, based on NCO's twenty-day average stock price prior to closing, is valued between $18.75 and $26.75 per share, for a total consideration of between $65 million and $93 million. Within this range, the acquisition will be funded with approximately 3.5 million shares of NCO stock. The complete terms of the collar arrangement are set forth in the revised merger agreement between the parties which will be filed with the SEC shortly. The transaction is expected to be tax-free to RMH shareholders.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO Group provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

RMH provides customer relationship management services to major corporations in the technology, telecommunications, financial services, insurance, retail, transportation and logistics industries. RMH employs approximately 11,400 people and has approximately 7,900 workstations in 14 facilities throughout the United States, Canada, and the Philippines.

The transaction is expected to be slightly accretive to NCO's earnings in 2004 and increasingly accretive to NCO's earnings in 2005 and beyond. The acquisition is expected to close during the first quarter of 2004 and is subject to customary closing conditions including approval by the shareholders of RMH.

Certain shareholders of RMH holding approximately 38% of RMH's common stock, on a fully-diluted basis, have agreed to vote their shares in favor of the merger.

The proposed merger will be submitted to RMH's shareholders for their consideration. NCO and RMH will file a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF RMH ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of RMH will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NCO or RMH, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to NCO at 507 Prudential Road, Horsham, Pennsylvania 19044, or RMH at 15 Campus Boulevard, Newtown Square, Pennsylvania 19073.

RMH and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RMH in connection with the merger. Information about the directors and executive officers of RMH and their ownership of RMH common stock is set forth in the proxy statement, for RMH's 2003 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.


For further information:

At NCO Group, Inc.
Michael J. Barrist, Chairman and CEO
Steven L. Winokur, EVP, Finance and CFO
Paul E. Weitzel, Jr., EVP, Corporate Development and International Operations
(215) 441-3000
www.ncogroup.com

At RMH Teleservices, Inc.
John R. Schwab, CFO
(610) 325-3100
jschwab@rmh.com

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Certain statements in this press release, including, without limitation, statements as to the impact of acquisitions, statements as to NCO's, RMH's, or their respective management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to acquisitions including possible unknown liabilities, the risk that NCO or RMH will not be able to implement its business strategy as and when planned, risks related to NCO's pending purchase of the minority interest of NCO Portfolio Management, Inc., risks related to the final outcome of NCO's environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO or RMH will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating NCO's or RMH's historical financial statements and other risks detailed from time to time in NCO's and RMH's filings with the Securities and Exchange Commission, including the Annual Report of NCO and RMH on Form 10-K, as amended, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. NCO and RMH disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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